Exhibit 10.13

LEASE AGREEMENT
(Office)

304 INVERNESS WAY LLC,
a Delaware limited liability company
(as Landlord)

and

TEXAS RARE EARTH RESOURCES CORP,
a Nevada corporation
(as Tenant)

304 Inverness Way South, Suite 365
Englewood, Colorado 80112

May 5, 2011

1.	LEASE OF PREMISES; BASIC LEASE PROVISIONS

2.	RENT

3.	CONDITION OF THE PREMISES; TENANT FINISH WORK

4.	OPERATING EXPENSES

5.	SERVICES

6.	SECURITY DEPOSIT

7.	CHARACTER OF OCCUPANCY

8.	ALTERATIONS AND REENTRY BY LANDLORD

9.	ALTERATIONS AND REPAIRS BY TENANT

10.	MECHANICS’ LIENS; TENANT- AND LEASE-SPECIFIC TAXES

11.	SUBLETTING AND ASSIGNMENT

12.	DAMAGE TO PROPERTY

13.	INSURANCE AND WAIVER OF SUBROGATION

14.	CASUALTY AND RESTORATION OF PREMISES

15.	CONDEMNATION

16.	DEFAULT

17.	SURRENDER; HOLDOVER

18.	SUBORDINATION AND ATTORNMENT

19.	ESTOPPEL

20.	SUBSTITUTED PREMISES

21.	AUTHORITIES; NOTICES

22.	RULES AND REGULATIONS

23.	LIMITATION OF LANDLORD’S LIABILITY

24.	PARKING

25.	BROKERAGE

26.	GENERAL PROVISIONS

27.	RIDER 1	RIDER 1 – PAGE 1

28.	ABATED RENT PERIOD	RIDER 1 – PAGE 1

29.	LANDLORD'S WORK	RIDER 1 – PAGE 1

30.	PERMITTED TRANSFER	RIDER 1 – PAGE 2

31.	DIRECTORY BOARD AND SUITE-ENTRY SIGNAGERIDER 1 – PAGE 3

32.	STORAGE SPACE	RIDER 1 – PAGE 3

LEASE AGREEMENT
(Office)

THIS LEASE AGREEMENT (this “Lease”), made as of May 5, 2011 (the “Effective Date”),  is between 304 INVERNESS WAY LLC, a Delaware limited liability company, having an office at c/o Equity West Investment Partners, 1999 Broadway St., Suite 1450, Denver, CO 80202 (“Landlord”), and TEXAS RARE EARTH RESOURCES CORP, a Nevada corporation having an office at 3 Riverway, Suite 1800, Houston, Texas 77056 (“Tenant”).

This Lease is made on the terms and provisions set forth below, and each of the terms, covenants, provisions, and agreements in this Lease shall be a condition.  The parties, for themselves, their legal representatives, successors, and assigns, agree as follows:

1. LEASE OF PREMISES; BASIC LEASE PROVISIONS.

1.1 Lease of Premises.  Landlord leases to Tenant, and Tenant leases from Landlord, the premises shown on Exhibit “A” attached hereto (the “Premises”), containing approximately 2,936 rentable square feet, commonly known as Suite 365, and being a part of that building (the “Building”) the address of which is 304 South Inverness Way, Englewood, Colorado 80112, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, the surface parking area, walkways and other common areas on the Real Property (as defined below) designated by Landlord for use by tenants of the Building.  The Real Property, including common corridors, lobby areas, parking areas, landscaped areas, walkways and other areas designated by Landlord for use by all tenants of the Building are collectively referred to as the “Common Areas”.  The Building is part of a 1-building business park commonly known as 304 Inverness Way (the “Business Park”).  The land and real property upon which the Business Park is located is sometimes referred to herein as the “Real Property”).

1.2 Term.  The term of this Lease (the “Lease Term”) shall be thirty-six (36) months, to commence on June 1, 2011, (the “Lease Commencement Date”), and to end on May 31, 2014.

1.3 Base Rent.  Tenant shall pay to Landlord, as base annual rent for the Lease Term (“Base Rent”), as follows:

Period of the Lease Term	Annual Rate per Rentable Square Foot	Annual Base Rent	Monthly Installment of Base Rent
June 1, 2011 – August 30, 2011	$-0-	$-0-	$-0-
September 1, 2011 – November 30, 2011	$14.00	$41,103.96	$3,425.33
December 1, 2011 – May 31, 2013	$19.00	$55,784.04	$4,648.67
June 1, 2013 – May 31, 2014	$19.25	$56,517.96	$4,709.83

Base Rent is calculated on the basis that the Premises shall contain approximately the rentable square feet specified above.  Tenant shall pay the first monthly installment of Base Rent on the Effective Date.  Base Rent includes Base Operating Expenses, but does not include Tenant's Pro Rata Share of the amount of the increases in the Operating Expenses for the calendar year just completed over Base Operating Expenses, as set forth in Section 4.2 below.

1.4 Lease Commencement Date.  The Lease Commencement Date shall be June 1, 2011.

1.5 Permitted Use.  The Premises are to be used for general and executive offices, or both, and for no other purpose without the prior written consent of Landlord.

1.6 Operating Expenses.  As referred to in Section 4.1, Base Operating Expenses shall be the Operating Expenses for calendar year 2011.  Tenant’s Pro Rata Share shall be 2.18%.

1.7 Security Deposit.  The security deposit referred to in Section 6 shall be $5,000.00.

1.8 Parking.  During the Lease Term, Tenant shall be entitled to utilize the following parking spaces (collectively, the “Parking Spaces”), in the Business Park’s parking garage (the “Parking Garage”), in accordance with and subject to the provisions of this Lease (including, without limitation, Section 24):

(a) nine (9) unassigned, unreserved parking spaces (the “Free Parking Spaces”), free of charge; and

(b) one (1) reserved parking space (the “Reserved Parking Space”), for parking at the Prevailing Rates.

The “Prevailing Rates” mean base rates being charged from time to time by Landlord or its parking operator to other tenants for similar parking rights without consideration of any discounts.  As of the Effective Date, the Prevailing Rates are $60.00 per month per Reserved Parking Space.

2. RENT.  Tenant agrees to pay to Landlord at Landlord’s Rent Address specified in this Section 2, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Base Rent, Tenant’s Pro Rata Share and all other amounts due to Landlord hereunder (collectively, “Rent”), during the Lease Term.  Base Rent shall be paid monthly in advance on the first day of each month of the Lease Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord on the Effective Date.  Base Rent shall be prorated for partial months within the Lease Term.  Unpaid Rent shall bear interest at the Default Rate (as defined below) from the date due until paid.  Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.  “Landlord’s Rent Address” shall mean 304 Inverness Way LLC, c/o Inverness Properties, LLC, 2 Inverness Drive East, Suite 200, Englewood, CO  80112, or such other place as Landlord may, from time to time, designate in writing.  “Lease Year,” as used in this Lease, means a calendar year, except that the first Lease Year and the last Lease Year of the Lease Term may be a partial calendar year.

3. CONDITION OF THE PREMISES; TENANT FINISH WORK.

3.1 Condition of Premises.

(a) Tenant acknowledges that except as may be expressly provided herein, if at all, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Common Areas, or the Business Park, or with respect to the suitability of any part of the same for the conduct of Tenant’s business.  Except as expressly set forth in Section 3.1(b) below, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises, the Building, the Common Areas and the Business Park were at such time in a good and sanitary order, condition and repair acceptable to Tenant.

(b) Tenant shall notify Landlord in writing within thirty (30) days after the date Tenant takes possession of the Premises of any defects, if any, in the Premises.  Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises.  Landlord shall proceed diligently to correct the defects stated in such notice unless (i) Landlord disputes the existence of any such defects or (ii) the defect results from or was aggravated by damage which occurs during Tenant’s move into the Premises.  In the event of any dispute as to the existence of any such defects, the decision of Landlord’s architect shall be final and binding on the parties.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises, the Building, the Common Areas or any other portion of the Business Park and no representation regarding the condition of the Premises, the Building, the Common Areas, or the Business Park has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease (if at all).

3.2 Tenant Finish Work.  Except as expressly set forth in Section 29 of Rider 1 attached hereto, Landlord shall not have any obligation to construct or install any improvements or alterations or to pay for any such construction or installation in or on the Premises.

4. OPERATING EXPENSES.

4.1 Definitions.  The following terms shall have the meanings respectively given them below:

(a) “Base Operating Expenses” means the Operating Expenses for the calendar year set forth in Section 1.6.

(b) “Rentable Area” means 134,696 square feet of space, which is all rentable space available for lease in the Business Park.  If there is a significant change in the aggregate Rentable Area as the result of an addition to the Business Park, partial destruction, modification to design or other cause which causes a reduction or increase on a permanent basis, Landlord’s Accountants shall make such adjustments in the computations as shall be necessary to reflect any such change.

(c) “Tenant’s Pro Rata Share” means Tenant’s percentage portion of increases in Operating Expenses as such percentage is specified in Section 1.6.  If at any time during the Lease Term, Tenant leases additional space in the Business Park, Tenant’s Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including the additional space) by the Rentable Area and the resulting percentage figure shall then become Tenant’s Pro Rata Share.

(d) “Landlord’s Accountants” means the individual or firm employed by Landlord from time to time to keep the books and records for the Business Park and/or to prepare the federal and state income tax returns for Landlord with respect to the Business Park, which shall be certified to by an appropriate representative of Landlord.

(e) “Operating Expenses” means all operating expenses of any kind or nature determined in accordance with sound accounting practice as applied to the operation and maintenance of first class office buildings in the greater metropolitan Denver, Colorado area, including without limitation:

(i) all real property taxes and assessments levied against the Business Park and/or Common Areas by any governmental or quasi-governmental authority, including any taxes, impositions, or assessments of a nature not presently in effect and subsequently levied on the Business Park and/or Common Areas as a result of the use, ownership or operation of the Business Park and/or Common Areas, or for any other reason, whether in lieu of, or in addition to, any current real estate taxes and assessments; provided, however, that (A) any taxes levied on the rentals of the Business Park shall be determined as if the Business Park were Landlord’s only property and, (B) in no event shall “taxes or assessments” include any net federal or state income taxes levied or assessed on Landlord unless such taxes are a specific substitute for real property taxes (such term shall, however, include gross tax on rentals); expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be also included in such computations (all of the foregoing are collectively referred to as “Taxes”);

(ii) Costs of supplies, including, without limitation, costs of relamping all standard building tenant lighting as required from time to time;

(iii) Costs in connection with obtaining and providing energy for the Business Park, including, without limitation, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, or coal;

(iv) Costs of water and sanitary and storm drainage services;

(v) Costs of janitorial and security services and of managing and operating any computer which controls building energy consumption, life safety equipment, fire alarms, and security access/response, when applicable;

(vi) Costs of maintenance and non-structural repairs to any part of the interior or exterior of the Business Park (and its systems and equipment) or Common Areas, including, without limitation, costs under maintenance contracts and repairs and replacements of equipment used in connection with such maintenance and repair work;

(vii) Costs of maintenance and replacement of landscaping; and costs of maintenance of parking areas, common areas, plazas and other areas used by tenants of the Business Park;

(viii) Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement, the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Business Park or Common Areas or their component parts (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance, and any other insurance carried by Landlord on the Business Park or Common Area or their component parts (all such insurance shall be in such amounts as Landlord may reasonably determine);

(ix) Labor costs, including wages and other payments, costs to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

(x) Professional building management fees;

(xi) Legal, accounting, inspection and other consultation fees incurred in the ordinary course of operating the Business Park and in making the computations required hereunder;

(xii) Costs of capital improvements and structural repairs and replacements made in or to the Business Park and/or Common Areas in order to conform to new, or changes in, existing laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Business Park and/or Common Areas effective after the Effective Date (“Required Capital Improvements”); costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (“Cost Savings Improvements”); and a reasonable annual reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Business Park as a first class office building.  The expenditures for Required Capital Improvements shall be amortized at a market rate of return over their useful life, as reasonably determined by Landlord’s Accountants.  The amortized amount of any Cost Savings Improvement shall be equal to the annual reduction in Operating Expenses as a result thereof; and

(xiii) Costs associated with the generator generally serving the tenants of the Business Park.

(f) “Operating Expenses” shall not include:  (i) costs of any work, including painting, decorating and tenant-change work, which Landlord performs for any tenant or in any tenant’s space in the Business Park other than work of a kind and scope which Landlord would be obligated to furnish to all tenants whose leases contain a rental adjustment provision and services provision similar to those herein; (ii) costs of repairs or other work occasioned by fire, windstorm or other insured casualty, except for the deductible portion (which shall be included in Operating Expenses), to the extent of insurance proceeds received; (iii) leasing commissions, advertising expenses and other costs incurred in leasing space in the Business Park; (iv) costs of repairs or rebuilding necessitated by condemnation; (v) interest on borrowed money or debt amortization, except as specifically set forth above; or (vi) depreciation on the Business Park.

4.2 Adjustment Mechanism.

(a) As provided below, for each calendar year of the Lease Term (including the calendar year in which the Lease Term commences) Tenant shall pay to Landlord Tenant’s Pro Rata Share of the amount of the increase in the Operating Expenses for the calendar year just completed over Base Operating Expenses and shall also pay to Landlord monthly during each calendar year following the year in which the Lease Term commences, an estimate of Tenant’s Pro Rata Share of the amount by which actual Operating Expenses attributable to the calendar year during which such amounts are paid will exceed the Base Operating Expenses.  As soon as practicable after the end of each calendar year during the Lease Term, beginning with the end of the calendar year in which the Lease Term commences, Landlord shall submit to Tenant a statement setting forth:  (a) the amount of the increase, if any, in the amount of Tenant’s Pro Rata Share for the calendar year just completed over Base Operating Expenses; and (b) for each calendar year following the year in which the Lease Term commences, the difference, if any, between the amount of Tenant’s actual Pro Rata Share of the Operating Expenses for the calendar year just completed and the estimated amount of Tenant’s Pro Rata Share of the increases paid for that year.  Each statement shall also set forth the amount of the estimated increases in Operating Expenses over Base Operating Expenses for the new calendar year computed in accordance with the foregoing.  To the extent that the amount of Tenant’s Pro Rata Share of actual increases for the period covered by such statement is higher than Tenant’s payments (if any) of its Pro Rata Share of the estimated increases  for the calendar year just completed, Tenant shall pay to Landlord the difference in cash within 30 days following receipt of the statement from Landlord.  If, however, the amount of Tenant’s Pro Rata Share of the actual increases for the period covered by the statement is less than the amount of Tenant’s Pro Rata Share of the estimated increases paid during the calendar year just completed, Landlord shall credit the difference against the Tenant’s estimated payment for such Operating Expenses for the current year.  Until Tenant receives each such statement, Tenant shall continue to pay the amount required for the prior year, but Tenant shall commence payment to Landlord of the monthly installments of such estimates on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement.  Tenant shall also pay to Landlord or deduct from the rent, as the case may be, the difference, if any, between the monthly installments of rent, so adjusted, for the new year and the monthly installments of rent actually paid during the new year.

(b) Tenant’s obligation with respect to payment of its Pro Rata Share of increases shall survive the expiration or early termination of this Lease and Landlord shall have the right to retain the Security Deposit, or so much of it as it deems necessary, to secure such payment attributable to the year in which this Lease terminates.  If this Lease is in effect for less than a full calendar year during the first or last calendar year of the Lease Term, Tenant’s Pro Rata Share for such partial year shall be calculated by proportionately reducing the Base Operating Expenses to reflect the number of months in such year during which this Lease was in effect (the “Adjusted Base Operating Expenses”), and the Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for that partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses.

(c) Tenant shall have the right within 30 days after a statement of actual Operating Expenses for a particular calendar year has been rendered by Landlord, upon notice to Landlord, at Tenant’s sole cost, to examine Landlord’s books and records relating to the determination of those Operating Expenses.  Unless Tenant objects to the resulting rental adjustment within the 30-day period, the statement and adjustment shall be deemed conclusive.

(d) In computing increases, any special assessments shall be deemed payable in such number of installments as permitted by law, whether or not actually so paid.  If the Business Park has not been fully assessed as a completed structure, then for the purposes of computing the Operating Expenses for any adjustment herein, Taxes shall be adjusted by Landlord as of the date on which the adjustment is to be made to reflect full completion of the Business Park including installation of tenant finish work for all Rentable Area.  If any lease entered into by Landlord with any tenant in the Business Park is on a so-called “net” basis, or provides for a separate basis of computation for any Operating Expenses, then, to the extent that Landlord’s Accountants determine that an adjustment should be made in making the computations herein, Landlord’s Accountants shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Lease Year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant.  In making the computations above Landlord’s Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Section as shall be reasonably necessary to achieve the intention of the parties.  If the Rentable Area is not fully occupied during a Lease Year, Landlord’s Accountants shall reasonably adjust those Operating Expenses which are affected by the occupancy rates for that Lease Year, or portion thereof, as the case may be, to reflect 95% occupancy.

(e) The Rentable Area, the Base Rent, and Tenant’s Pro Rata Share may be appropriately recalculated and adjusted in the event that the Business Park and/or Premises are measured upon completion and it is determined that the square footage of the Business Park and/or Premises differs from those figures set forth in Section 1 of this Lease.

5. SERVICES.

5.1 Landlord’s General Services.  Subject to Section 5.4 below, Landlord agrees, without charge except as provided in this Lease, and in accordance with those standards prevailing from time to time for the Building:  (a) to furnish running water at those points of supply for general use of tenants of the Building, heated and cooled air, electrical current, janitorial services and such maintenance as Landlord reasonably deems necessary for all Common Areas; (b) to furnish, during Ordinary Business Hours (as defined below) such heated or cooled air to the Premises as may, in the reasonable judgment of Landlord, be required for the comfortable use and occupancy of the Premises, provided that the recommendations of Landlord’s engineer regarding occupancy and use of the Premises are complied with by Tenant, and cooled air is used only for standard office use; (c) if the Building is equipped with elevators, to provide, during Ordinary Business Hours, non-exclusive use of a passenger elevator for access to and from the Premises (with at least one such elevator being available at all times except in the case of emergencies or repair); (d) to provide janitorial services for the Premises to the extent of the Standard Tenant Finish items contained therein (including such window washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required), but unless and until Building standard changes, such janitorial services will be provided after business hours only on Monday through Friday, excluding Legal Holidays; and (e) to cause electric power to be supplied to the Premises for building standard fluorescent lighting and for general purpose 120 volt single-phase plug-in power for ordinary office usage, but in any event, the combination of both are not to exceed 5 watts per useable square foot per National Electric Code connected load requirements (“Permitted Power”).  “Ordinary Business Hours” shall be 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted.  “Legal Holidays” shall mean New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be established by the federal government.

5.2 Excess and After-Hours Usage.  To the extent (a) electric current in excess of Permitted Power is used for any machinery, equipment or otherwise in the operation of the Premises, (b) electric current is used in the Premises at times other than Ordinary Business Hours, or (c) any use of machinery or equipment would overload Building facilities (or would result in an imbalance in the HVAC systems designed for the Building), then, and in each such case, Tenant’s rent may be increased by Landlord in such amounts as Landlord reasonably determines necessary to cover the increased cost resulting from such uses, including additional air conditioning costs and other ancillary costs incurred by Landlord attributable to any such uses (including costs required to make such service available to the Premises).  Such increases shall be paid monthly with the monthly rental installment.  Tenant shall also reimburse Landlord for all costs of modifying the Building HVAC system and/or extending or modifying any electrical service as Landlord may reasonably determine is necessary as a result of Tenant’s excess usage.  Before installation or use by Tenant of any equipment other than that which utilizes only Permitted Power, or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use, and obtain Landlord’s consent.  In addition to the foregoing, Landlord may, at Landlord’s option, then or at any time thereafter, require Tenant, at Tenant’s sole cost and expense, to install a check meter to assist in determining the amount by which Tenant’s rent should be increased.  If Tenant desires electric current or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord will use reasonable efforts to supply such services, but at the expense of Tenant at Landlord’s standard rate as reasonably established by it from time to time for such services.  Not less than 48 hours prior notice shall be given to Landlord of Tenant’s desire for these additional services.  Tenant shall also pay the cost of replacing light bulbs or tubes used in all non-standard Building lighting in the Premises.

5.3 Tenant’s Extra Janitorial Services.  If Tenant requests janitorial services other than those standard services provided to other tenants of the Building, Tenant shall separately pay for such service monthly upon billing by Landlord, or, at Landlord’s option, Tenant shall separately contract for such services with the same company furnishing janitorial services to Landlord.  Tenant shall have the right, subject to Landlord’s prior written consent and such rules, regulations and requirements as Landlord may reasonably impose (including, but not limited to, the requirement that such janitors belong to a trade union), to employ janitors other than those employed by Landlord to perform such additional services.

5.4 Delays in Furnishing Services.  Landlord shall not be liable for failure to supply heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period as long as Landlord is using reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, including utility regulations, it being agreed that such services may be discontinued, reduced or curtailed (either temporarily or permanently) at such times as may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, rules and regulations, or any other happening beyond the control of Landlord.  In the event of an interruption, reduction, or discontinuance of services (either temporary or permanent) as set forth above, Landlord shall neither be liable for damages to person or property as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant, cause or permit an abatement, reduction, or setoff of rent, or operate to release Tenant from any of its obligations under this Lease.

5.5 Notice to Landlord.  Tenant shall promptly notify the Landlord (or its representative) of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment, and provide Landlord with prompt notification of any condition of which it becomes aware which may cause injury or damage to the Building or any person or property therein.

6. SECURITY DEPOSIT.  On or before the Effective Date, Tenant shall deposit with Landlord, and will keep on deposit at all times during the Lease Term, the amount set forth in Section 1.7, as security for the payment by Tenant of all rent and other amounts agreed to be paid and for the performance of all the terms and conditions of this Lease to be performed by Tenant.  If Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use the deposit, or so much as is necessary, in payment of any rent or other amounts in default, reimbursement of expenses incurred by Landlord, and payment of damages incurred by Landlord by reason of Tenant’s default.  In such event, Tenant shall, on written demand of Landlord, promptly remit to Landlord a sufficient amount in cash to restore the deposit to its original amount.  If the deposit is not utilized, it (or as much thereof as has not been utilized for such purposes) shall be refunded to Tenant, or to whoever is then the holder of Tenant’s interest in this Lease, without interest, upon full performance of this Lease by Tenant.  Landlord shall have the right to commingle the deposit with other funds of Landlord and need not keep it in a trust account.  Landlord may deliver the deposit to the purchaser of Landlord’s interest in the Premises in the event such interest is sold, and Landlord shall then be discharged from further liability with respect to it.  If claims of Landlord exceed the deposit, Tenant shall remain liable for the balance of such claims.

7. CHARACTER OF OCCUPANCY.

7.1 Permitted Use.  Tenant shall occupy the Premises only for the purpose set forth in Section 1.5 and for no other purpose.

7.2 Prohibited Uses.  Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (a) is unlawful or in violation of any Law or Environmental Law (both as defined below); (b) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (c) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Section 22; or (d) would tend to create or continue a nuisance.  As used herein, “Law” or “Laws” shall mean all laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Building, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Real Property.

7.3 Compliance with Environmental Laws.  Tenant shall comply with all Environmental Laws pertaining to Tenant’s occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Real Property by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees.  As used herein, “Environmental Laws” shall mean all Laws governing the use, storage, disposal or generation of any Hazardous Material, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended, and “Hazardous Material” shall mean such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.  Landlord shall comply with all Environmental Laws applicable to the Building other than those to be complied with by Tenant pursuant to the preceding sentence.  Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Real Property without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material.  In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice.  In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Material upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense.  Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights.  Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, Landlord, the Building’s property manager, any holder of a mortgage and/or deed of trust affecting all or any portion of the Building (“Mortgagee”), and each of their respective officers, directors, members, managers, partners, affiliates, employees, agents and representatives (collectively, together with Landlord, the “Indemnitees”) from any and all loss, claim, demand, action, expense, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises or the Business Park during the Lease Term (or any extension thereof) by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees.  In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion.  Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.  If any Hazardous Material is released, discharged or disposed of on or about the Real Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Section 12 to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Section 12.

7.4 ADA Compliance.  Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (a) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (b) whether such requirements are “readily achievable”, and (c) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements.  The parties hereby agree that: (1) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (2) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (3) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Alterations in the Premises, and (4) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises.  Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

8. ALTERATIONS AND REENTRY BY LANDLORD.

8.1 No Landlord Obligation.  Unless otherwise expressly provided herein Landlord shall not be required to make any modifications, improvements or repairs of any kind or character to the Premises during the Lease Term, except such repairs to the base, shell and core of the Building, the roof, building standard HVAC, electrical and plumbing facilities and Common Areas as may be deemed necessary by Landlord for normal maintenance operations of the Building and Common Areas (so long as the need for such repairs is not the result of Tenant’s negligence) and provided such obligation shall not include the interior surface of exterior walls, windows, doors, or interior plate glass.   Tenant agrees that for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, the halls, passageways and elevators of the Building.  Landlord shall have no liability to Tenant for any damage, inconvenience or interference with Tenant’s use of the Premises as a result of performing any such work.

8.2 Entry by Landlord.  Tenant shall permit Landlord to enter the Premises at any time upon reasonable notice to Tenant to show the Premises for leasing or to examine and inspect the same or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant shall fail to perform or to perform such cleaning, maintenance, janitorial services, repairs, additions or alterations as Landlord may deem necessary or proper for the safety, improvement or preservation of the Premises or of other portions of the Building and Common Areas or as may be required by governmental authorities.  Any such reentry shall not constitute an eviction or entitle Tenant to abatement of rent.  Landlord shall have the right at its election to make such alterations or changes in other portions of the Building and Common Areas as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant’s use and occupancy of the Premises.

9. ALTERATIONS AND REPAIRS BY TENANT.

9.1 Alterations.  Tenant shall not make any alterations in or additions to the Premises (subsequent to the work in the Premises performed by Landlord in accordance with Section 3.2, if any), including installation of any equipment or machinery which requires modification of or additions to any existing electrical outlet or which would increase Tenant’s usage of electricity beyond Permitted Power (all such alterations being referred to collectively as “Alterations”), without in each instance first obtaining the prior written consent of Landlord.  As to any Alterations to which Landlord has consented, Tenant, at its expense, shall pay all engineering and design costs incurred by Landlord attributable to the Alterations and obtain all required governmental permits and certificates, and cause such Alterations to be completed in compliance therewith and all Laws and all applicable requirements of Landlord’s insurance carriers.  All Alterations shall be performed in a good and workmanlike manner, using new materials and equipment equal or better in quality to the original installations in the Premises.  All repair and maintenance work required to be performed by Tenant pursuant to the provisions of Section 9.2 below, and any Alterations permitted by Landlord pursuant hereto, shall be done at Tenant’s expense by Landlord’s employees or, with Landlord’s consent, by persons requested by Tenant and authorized in writing by Landlord; provided, however, if such work is performed by persons who are not employees of Landlord, Tenant shall pay to Landlord, upon receipt of billing therefor, the costs for supervision and control of such persons as Landlord may determine to be necessary.  If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, Tenant shall on request deliver to Landlord certificates issued by insurance companies qualified to do business in Colorado evidencing that workmen’s compensation, public liability insurance and property damage insurance (all in amounts, with companies and on forms satisfactory to Landlord) are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.  All such policies shall name Landlord (and any Mortgagee) as an additional insured.  Each such certificate shall provide that the same may not be canceled or modified without 30 days prior written notice to Landlord and such Mortgagee.  Further, Landlord or such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary.  Alterations, repair and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants’ use of their premises.

9.2 Repairs and Maintenance.  Tenant shall, at Tenant’s expense, keep the Premises (including, without limitation, the interior surfaces of the ceilings, walls and floors, all doors and interior windows, and all plumbing pipes, electrical fixtures, furnishings and equipment) in good order, condition and repair and in accordance with all Laws and Environmental Laws, and in an orderly state, loss by fire or other casualty or ordinary wear excepted.  Subject to Landlord’s obligation to make repairs in the event of certain casualties as set forth in Section 14, Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears-out during the Lease Term regardless of cause, including, without limitation, carpeting, draperies, window coverings, interior plate glass, wallcoverings, painting, or any of Tenant’s property or betterments in the Premises.

9.3 Part of Premises.  All Alterations and permanent fixtures installed in the Premises, including all partitions, paneling, carpeting, drapes or other window covering, and light fixtures (but not including movable office furniture not permanently attached to the Building), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises without disturbance or injury at the end of the Lease Term, unless Landlord gives Tenant notice not later than 15 days before the end of the Lease Term to have Tenant remove all or any of the Alterations, and which event Tenant shall promptly remove at Tenant’s expense the Alterations specified by Landlord and restore the Premises to their prior condition, reasonable wear and tear excepted.

10. MECHANICS’ LIENS; TENANT- AND LEASE-SPECIFIC TAXES.

10.1 Mechanic’s Liens.  Tenant shall cause to be paid all costs for work done or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant’s request following commencement of the Lease Term) of a character which could result in liens on Landlord’s interest.  Tenant will keep the Premises free and clear of all mechanics’ and other liens on account of work done for Tenant or persons claiming under it, excluding tenant finish work performed by Landlord pursuant to this Lease, if any.  Tenant agrees to indemnify and defend Landlord with respect to all liability, loss, damage, cost or expense, including attorneys’ fees, on account of any claims of any nature whatsoever, including claims or liens of laborers or materialmen or others, for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant.  Should any liens be filed or recorded against the Premises and/or the Building or any action affecting the title thereto be commenced as a result of such work, Tenant shall cause such liens to be removed of record within 5 days after notice from Landlord.  If Tenant desires to contest any claim or lien, Tenant shall furnish to Landlord adequate security of at least 150% of the amount of the claim, plus estimated costs and interest, or, at Landlord’s option, file a bond and obtain a release of the lien pursuant to Law.  If a final judgment establishing the validity or existence of any such lien is entered, Tenant shall pay and satisfy it at once.  If Tenant shall be in default in paying any charge for which a mechanic’s lien or suit to foreclose the lien has been recorded or filed, and shall not have given Landlord security as provided above, Landlord may (but without being required) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

10.2 Tenant or Lease-Specific Taxes.  Tenant shall pay all sales and use taxes imposed as the result of Tenant’s business conducted on the Premises and all personal property taxes assessed against personal property of Tenant situated thereon during the Lease Term.

11. SUBLETTING AND ASSIGNMENT.

11.1 Assignment and Subletting.

(a) Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 11.2, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 11.1.  Tenant agrees that the provisions governing sublease and assignment set forth in this Section 11 shall be deemed to be reasonable.  If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least sixty (60) days prior to the commencement date of the term of the proposed sublease or assignment.  If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws.  Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 11.2 within thirty (30) days after receipt of Tenant’s Notice (and all required information).  Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b) With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

(ii) in Landlord’s reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord; or

(iii) any proposed assignee’s or subtenant’s use of the Premises would violate Section 7 of the Lease or would violate the provisions of any other leases of tenants in the Business Park;

(iv) the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice; or

(v) the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Business Park as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request; or

(vi) the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Business Park.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises.  In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligations to consent to such sublease or assignment.

(c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease.  Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease.  Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises.  Landlord’s approval of a sublease,  assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

(d) For purposes of this Section 11, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly.  If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

11.2 Recapture.  Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment.  If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises.  Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Base Rent and Tenant’s Pro Rata Share shall be adjusted accordingly.

11.3 Excess Rent.  Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (a) that portion of the Rent due under this Lease for said month which is allocable to the space sublet or assigned; and (b) the following costs and expenses for the subletting or assignment of such space: (i) brokerage commissions and attorneys’ fees and expenses, (ii) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (iii) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements.  All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

11.4 Tenant Liability.  In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord.  Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor.  After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.  Whether or not Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease.  In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

11.5 Assumption and Attornment.  If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.  If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

12. DAMAGE TO PROPERTY.

12.1 Waiver of Claims.  Tenant shall not hold or attempt to hold the Indemnitees liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises or in other parts of the Building and/or Common Areas or to Tenant’s business or loss of income from it, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise, and keeping or storing of all property of Tenant in the Building, Common Areas and/or Premises shall be at the sole risk of Tenant.  Tenant waives all claims with respect to damage to property or personal injury, except with respect to personal injury claims arising out of the affirmative negligent acts or intentional misconduct of Landlord or its agents or employees.  Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the willful and wrongful act of any of the Indemnitees.

12.2 Indemnity.  Subject to provisions of Section 13 below, Tenant agrees to indemnify, defend, and save the Indemnitees harmless of and from all liability, loss, damages, costs, or expenses, including attorneys’ fees, on account of claims of third parties (excluding Tenant, Tenant’s agents or employees) arising from Tenant’s occupancy of the Premises, from the undertaking of any Alterations or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Building or any part of either.

13. INSURANCE AND WAIVER OF SUBROGATION.

13.1 Landlord’s Insurance.  Landlord shall maintain property insurance on the shell and core of the Building and on the Premises, Building and Common Areas to the extent of the tenant finish work therein, in such amounts, from such companies, and on such terms and conditions, including loss of rental insurance, as Landlord deems appropriate.  Landlord will not carry insurance of any kind on Tenant’s furniture and furnishings or on any fixture or equipment removable by Tenant under the provisions of this Lease or any other improvements installed in the Premises by or for Tenant other than the tenant finish work, and Landlord shall not be obligated to replace or repair any damage to them.

13.2 Tenant’s Insurance.  Tenant, at its expense, shall maintain throughout the Lease Term:

(a) Special Form causes of loss insurance on all of Tenant’s property, improvements and betterments in the Premises including, without limitation, all furniture, fixtures, personal property, and all tenant finish, on a replacement cost basis;

(b) Special Form causes of loss insurance covering Business Income in an amount equal to six-months rent;

(c) A commercial general liability policy, including coverage for claims arising out of death, bodily injury and property damage, with a combined single limit of not less than $1,000,000 per occurrence and $2,000,000 aggregate. The aggregate shall apply on a “per location” basis. Such policy shall be primary and non-contributing with insurance carried by Landlord and the Indemnitees;

(d) A business auto liability policy for claims arising from owned, hired or non-owed vehicles in an amount not less than $1,000,000 per accident;

(e) Workers’ Compensation with statutory limits in accordance with the Laws of the State of Colorado and Employers’ Liability Insurance with limits of $500,000 for disease each employee/policy limit; and

(f) Such other insurance or coverages as Landlord reasonably requires.

13.3 Form of Policies.  Each policy referred to in Section 13.2 shall satisfy the following requirements.  Each policy shall (a) name Landlord and the Indemnitees as additional insureds (except business income, business auto, Workers’ Compensation and Employers’ Liability Insurance), (b) be issued by an insurance company rated “A” or higher by A.M. Best, qualified to do business in Colorado, (c) provide for deductible amounts which, in no event, shall exceed $10,000 (d) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to Landlord (ten (10) days for non-payment), and (e) each policy of Special Form property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies.  Tenant shall deliver to Landlord, certificates of insurance and appropriate endorsements and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Lease Commencement Date and not less than ten (10) days prior to the expiration date of each policy.  The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

13.4 Waiver of Subrogation.  Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other for (a) any loss to its property capable of being insured against by Special Form insurance coverage whether carried or not; and (b) all loss, cost, damage or expense arising out of or due to any interruption of business (regardless of the cause therefore), increased or additional operating costs or other costs or expenses, whether similar or dissimilar, which could be insured against under business interruption insurance (whether or not carried).    If required by the insurer, each party shall notify their insurers of these mutual waivers, obtain at its cost waivers of subrogation and any other special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

14. CASUALTY AND RESTORATION OF PREMISES.

14.1 Substantial Damage.  If the Premises or the Building are damaged by fire or other casualty so as to render the Premises wholly untenantable, and if a licensed architect selected by Landlord shall certify in writing to Landlord and Tenant within 60 days after the casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy within 180 days from the date of the casualty, then this Lease shall terminate as of the date of such casualty and Tenant shall thereupon surrender to Landlord the Premises and all interest therein, and Landlord may reenter and take possession of the Premises and remove Tenant therefrom.  Tenant shall pay rent, duly apportioned, up to the time of such termination.  If, however, the damage is such that the architect shall certify within the 60-day period that the Premises can be made tenantable within the 180-day period, then, except as provided in Section 14.3 below, Landlord shall repair such damage to the extent of the tenant finish work with all reasonable promptness.

14.2 Insubstantial Damage.  If the Premises, without the fault of Tenant, is slightly damaged by casualty, but not so as to render them wholly untenantable or to require a repair period in excess of 180 days, then Landlord, after receiving notice in writing of the occurrence of the casualty, shall, except as provided in Section 14.3  below, cause them to be repaired to the extent of the tenant finish work with all reasonable promptness.  If the estimated repair period as established in accordance with the provisions of Section 14.1 above exceeds 180 days, then the provisions of Section 14.1 shall control even if the Premises are not wholly untenantable.

14.3 Additional Rights.  If the Building is materially damaged by casualty so that the estimated repair period established in accordance with Section 14.1 exceeds 180 days, or if the damage is material and is not covered by Landlord’s casualty insurance (even if in either instance the Premises may not be affected, or if affected, can be repaired within the 180 day period), Landlord may, within 60 days of such casualty, in the exercise of its reasonable business judgment, determine not to reconstruct or rebuild the Building, in which event, upon notice in writing to that effect given by Landlord to Tenant within the 60-day period, Tenant shall pay the rent and other charges, properly apportioned up to the date of notice (or the date of the casualty if the Premises is untenantable by reason of such casualty), and this Lease shall terminate as of such date.

14.4 Rent Abatement.  Provided that the casualty is not due to the fault of Tenant, Tenant’s agents, servants or employees, Tenant’s rent shall abate during any such period of repair and restoration in the same proportion that the part of the Premises rendered untenantable bears to the whole.

15. CONDEMNATION.  If all or substantially all of the Premises, or any portion of the Building and Common Areas which shall render the Premises untenantable, shall be taken by condemnation or similar proceeding, or shall be conveyed in lieu thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within 30 days after such taking or conveyance, shall terminate and the rent shall be duly apportioned as of the date of such taking or conveyance.  Upon such termination, Tenant shall surrender to Landlord the Premises and all interest therein under this Lease, and if necessary Landlord may reenter and take possession of the Premises or remove Tenant therefrom.  If less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises as nearly as possible to their immediately prior condition unless Landlord elects not to reconstruct or rebuild as described in Section 14.3.  Landlord shall receive the entire award or consideration for the portion of the Building so taken in the event of any such taking or conveyance, provided, so long as Landlord’s reward is not reduced as a result, Tenant shall be entitled to separately claim for Tenant’s trade fixtures, removable personal property, and any other amounts to which Tenant may be entitled (exclusive of any award for the value of Tenant’s leasehold interest).

16. DEFAULT.

16.1 Event of Default.  The happening of any one or more of the following events shall constitute an “Event of Default”:

(a) Tenant shall fail to pay when due Rent or any other amounts due hereunder and such default shall continue for five (5) business days after receipt of written notice from Landlord; provided, however, that Tenant shall not be entitled to more than two (2) notices of a delinquency in a monetary obligation during any Lease Year, and if thereafter any rent or other amount owing hereunder is not paid when due, an Event of Default shall be considered to have occurred even though no notice thereof is given;

(b) Tenant shall abandon the Premises;

(c) This Lease or the interest of Tenant shall be transferred to or shall pass to any other person or party except in accordance with Section 11;

(d) This Lease or the Premises (or any part) shall be taken by execution or other process directed against Tenant, or shall be taken by any attachment by any creditor of or claimant against Tenant and is not be discharged or disposed of within 15 days after its levy;

(e) The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of any federal or state bankruptcy law or any other federal or state law relating to insolvency or reorganization, the adjudication that the Tenant is insolvent or bankrupt, or the entry of an order for relief under any federal or state bankruptcy law with respect to Tenant;

(f) The filing of any petition or the commencement of any case or proceeding described in Section 16.1(e) against the Tenant, unless such petition and all related proceedings are dismissed within 60 days from the filing, the filing of an answer by Tenant admitting the allegations of any such petition, or the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within 60 days from the date of such appointment;

(g) The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors, the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, or the failure of the Tenant generally to pay its debts as they mature.

(h) The admission in writing by Tenant or if Tenant is a partnership any partner of Tenant that Tenant is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

(i) Tenant shall fail to take possession of the Premises on the date the Lease Term commences;

(j) Tenant shall fail to perform any of the other provision of this Lease on Tenant’s part to be performed, and such failure shall continue for a period of 30 days after written notice to Tenant, or if such failure cannot be reasonably be cured within the 30-day period but can be had within 75 days or less, Tenant shall not in good faith have commenced such cure within such 30-day period and shall not diligently proceed to completion; or

(k) Tenant defaults, after any applicable notice and cure period, on any term or condition to be performed by it pursuant to any other written agreement by and between Landlord and Tenant.

16.2 Landlord’s Remedies.  Upon any one or more Events of Default, then Landlord shall at its election have the right, then or at any time thereafter, either:

(a) To reenter and take possession of the Premises (or any part) without demand or notice, and repossess them and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, using such force as may be necessary, without being liable for the prosecution thereof, or being deemed guilty of trespass and without prejudice to any remedies.  Should Landlord elect to reenter as provided herein, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises (or any part), either alone or in conjunction with other portions of the Building, in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions and upon such other terms (which may include such concessions, free rent, alterations and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor.  Landlord shall not be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting.  No reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless written notice of such intention is given to Tenant and no notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless the notice specifically so states.  Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in the notice.

(b) If Landlord elects to take possession of the Premises as provided herein without terminating the Lease, Tenant shall pay to Landlord (i) the Rent and other sums which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s expenses incurred in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration, remodeling and repair costs, tenant finish costs, and expenses of preparation for such reletting.  If, in connection with any reletting, the new lease term extends beyond the existing Lease Term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the Rent received from such reletting and the expenses incurred in connection therewith, as provided above, will be made in determining the net proceeds received from reletting within such determination, any rent concessions will be apportioned over the term of the new Lease.  Tenant shall pay such amounts to Landlord monthly on the days on which the Rent and other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive them from Tenant on each such day;

(c) To give Tenant written notice of intention to terminate this Lease as of the date of such notice or on any later date specified therein, and on such date, Tenant’s right to possession of the Premises shall cease and the Lease shall terminate, except as to Tenant’s liability as provided below, as if the expiration date specified in such notice was the date otherwise fixed as the end of the Lease Term.  If this Lease is terminated pursuant to the provisions of this Section 16.2(c), Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Lease Term had it not been terminated, less the net proceeds (if any) of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such reletting, including, without limitation, the expenses enumerated in Section 16.2(b).  Landlord shall be entitled to collect these damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive these from Tenant on each such day.  Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant, as damages for loss of bargain and not as a penalty, an amount equal to the worth at the time of termination of the excess, if any, of the amount of Rent reserved and payable under this Lease for the balance of the Lease Term hereof over the amount of rental which Landlord can obtain as rent for the remaining balance of the term (“Reasonable Rental Value”), plus all amounts incurred by Landlord in obtaining possession of and reletting the Premises (including but not limited to attorneys’ fees, reletting expenses, alterations and repair costs, and brokerage commissions), plus all amounts for unamortized tenant finish work costs which have not yet been recovered through rental payments.

16.3 Mitigation; Cumulative Remedies.  Action(s) to recover Rent, other amounts, and damages set forth above may be brought by Landlord, from time to time, at Landlord’s election, and nothing shall be deemed to require Landlord to await the date on which the Lease Term would have otherwise expired had there been no such default or termination.  Landlord agrees to use reasonable efforts, subject to the exercise of its reasonable business judgment, to relet the premises to a qualified tenant(s) should it retake possession pursuant to Section 16.2, recognizing, however, that Landlord (or its affiliates) is the owner or operator of other buildings and is not obligated in any way to give any preference to such reletting over leasing in such other buildings.  Each right and remedy provided in this Lease shall be cumulative and in addition to, and not in lieu of, every other right or remedy provided in this Lease or now or hereafter existing by statute or otherwise, including suits for injunctive relief or specific performance.  The exercise by Landlord of any one or more of the rights or remedies provided in this Lease or now or hereafter existing by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided in this Lease or now or hereafter existing by statute or otherwise.  If any action is commenced arising out of the terms and provisions of this Lease, the prevailing party shall be entitled to recover from the other party all costs and expenses, including without limitation all reasonable attorneys’ fees, incurred in connection with that action.

16.4 No Waiver.  No failure by Landlord to insist upon the strict performance of any provision of, or the exercise of any right or remedy upon a breach of this Lease, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such provision.  No provision to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified except by written instrument signed by Landlord.  No waiver of any breach shall affect or alter this Lease.  Notwithstanding any termination of this Lease, any provisions which by their nature require observance or performance by Landlord or Tenant subsequent to such termination shall continue in force and effect.

16.5 Bankruptcy.  Nothing contained in this Section 16 shall limit or prejudice the right of Landlord to liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding in an amount equal to the maximum allowed by any statute or rule of law governing such proceeding, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, under any of the preceding provisions of this Lease.  Any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered an Event of Default only when it shall be taken or brought by or against the then holder of the leasehold estate under this Lease.  Landlord shall be entitled under the federal bankruptcy law to “adequate assurance” of future performance of the terms and provisions of this Lease in the event of an assumption or assignment in bankruptcy, and the parties agree that the term “adequate assurance” shall include at least the following:  (a) The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease, and to assure that the proposed assignee will have the resources to pay the rent under this Lease, any proposed assignee must have a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective increased by 7%, compounded annually, for each year from the Lease Commencement Date through the date of the proposed assignment;  (b) Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.

16.6 Late Interest; Late Charge.  Any Rent or other amounts owing hereunder not paid within 5 days after the date they are due or any amounts advanced by Landlord on behalf of Tenant shall thereafter bear interest at an annual rate of three percentage points over the prime rate then being charged by Wells Fargo Bank, N.A., to its most credit-worthy customers on an unsecured basis for short term loans, or the highest rate permitted by applicable usury law, whichever is lower (the “Default Rate”), until paid.  Further, in the event any Rent or other amounts owing hereunder are not paid within 5 days after written notice, Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine; accordingly, Tenant shall pay to Landlord an additional one-time late charge for any such late payment in the amount of 5% of such payment.

16.7 Landlord’s Default.  In the event of any alleged default on the part of Landlord, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default (which shall not be less than 30 days).  Notice to Landlord of any such alleged default shall be ineffective unless such notice is simultaneously delivered to any Mortgagee.  Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and Leases, or otherwise), of the address of such Mortgagees.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional 30 days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.  In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

17. SURRENDER; HOLDOVER.

17.1 In General.  Upon expiration or other termination of the Lease Term, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted unless due to the negligence of Tenant, and Tenant shall remove all of its movable furniture and other effects (including, without limitation, all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy, which Landlord shall request Tenant to remove) and such Alterations as Landlord shall have required Tenant to remove pursuant to Section 9.3.  If Tenant fails to so vacate the Premises, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including amounts required to be paid to third parties who were to have occupied the Premises.

17.2 Landlord’s Rights.  All movable furniture and personal effects of Tenant not removed from the Premises upon their abandonment or upon termination of this Lease shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person, and without obligation to account therefor, and Tenant shall pay Landlord all expenses incurred in connection with the storage and/or disposition of such property.

17.3 Holdover.  If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the Lease Term without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for Rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance.  Landlord and Tenant hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the Lease Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding-over cannot be determined as of the Effective Date of this Lease.  Therefore, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, the Applicable Holdover Charge (as defined below) for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the expiration or earlier termination of the Lease Term (without reduction for any partial month that Tenant retains possession).  Without limiting the foregoing, Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession.  The provisions of this Section 17.3 shall not constitute a waiver by Landlord of any re-entry rights of Landlord.  As used herein, “Applicable Holdover Charge” shall mean 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Operating Expenses which Landlord may reasonably estimate).

17.4 Payments After Termination.  No monetary payments by Tenant to Landlord after the termination of this Lease or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the Lease Term or affect any notice given to Tenant before the payment of such money, it being agreed that after the service of notice, the commencement of suit, or final judgment granting Landlord possession of the Premises, Landlord may receive and collect any Rent, or any other sums of money due under this Lease, or otherwise exercise Landlord’s rights and remedies, and the payment of such sums, whether as rent or otherwise, shall not waive the notice or affect any pending suit or judgment obtained.

18. SUBORDINATION AND ATTORNMENT.  At Landlord’s option, this Lease shall be subordinate to any present or future mortgage or deed of trust encumbering the Building, including any amendment, modification, or restatement, and to any and all advances made under any such mortgage or deed of trust.  Tenant agrees that with respect to any of the foregoing, no documentation, other than this Lease, shall be required to evidence such subordination.  If any holder of such mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder’s mortgage or deed of trust, and shall give written notice to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust, or its recording date.  In confirmation of such subordination or superior position, as the case may be, Tenant shall execute such documents as may be required by Landlord or its mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to make this Lease prior to the lien of any mortgage or deed of trust, and failing to do so within 10 days after written demand, Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to execute such documents.  Tenant agrees to attorn to all successor owners of the Building whether or not such ownership is acquired as a result of a sale, foreclosure, or otherwise.

19. ESTOPPEL.  Tenant agrees at any time and from time to time, upon not less than 20 days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as Landlord may request.  It is intended that any such statement may be relied upon by a prospective purchaser of all or any portion of Landlord’s interest herein or a holder of any mortgage or deed of trust encumbering the Building.  Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more that 1 months rent has been paid in advance.  If such estoppel is not signed by a president or vice-president, Tenant shall also provide a corporate or partnership resolution, as the case may be, certifying that the party signing the statement of Tenant is properly authorized to do so.  In the event that Tenant fails to deliver an Estoppel Certificate as required by this Section 19, then such failure shall be an Event of Default for which there shall be no cure or grace period.  In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $100.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

20. SUBSTITUTED PREMISES.  At any time during the Lease Term, Landlord shall have the right upon 60 days prior written notice to Tenant, to substitute other space within the Building, or within other buildings owned by Landlord or related entities within the Business Park if no substitute space is then available in the Building, for the Premises (the “Substituted Premises”).  Tenant shall relocate to the Substituted Premises on the date set forth in Landlord’s notice (to occur no sooner than 60 days after receipt by Tenant of the notice) and Landlord agrees to pay all reasonable moving expenses of Tenant incidental to the Substituted Premises, including the reasonable replacement of Tenant’s improvements incidental to the Substituted Premises.  If Landlord elects to exercise this right, the Substituted Premises shall (A) be located in the same general area as the Premises on another floor and (B) be generally comparable space and contain approximately as much square footage as the originally leased Premises and the rental rate shall remain as set forth in Section 1.3.  Except for such revisions, the terms and provisions of the Lease shall be applicable to the Substituted Premises and the Substituted Premises shall be deemed to be the Premises under the Lease.  Notwithstanding anything in this Lease to the contrary, Landlord shall not exercise its right under this Section 20 more than once during the Lease Term.

21. AUTHORITIES; NOTICES.

21.1 Authorities.  Except as otherwise provided herein, Landlord may act in any manner provided for herein through Landlord’s Building manager or any other person who shall from time to time be so designated in writing.

21.2 Notices.

(a) To Landlord.  All notices, demands, statements or communications required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord at the address on introductory paragraph of this Lease, or at the most recent address of which Landlord has notified Tenant in writing, with required copies to the following:

c/o Inverness Properties, LLC 2 Inverness Drive East, Suite 200 Englewood, CO 80112

(b) To Tenant.  All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served when delivered personally to any officer (or a partner of Tenant if Tenant is a partnership or to Tenant individually if Tenant is a sole proprietor) or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises, or, prior to Tenant’s taking possession of the Premises, to the address known to Landlord as Tenant’s principal office address.

(c) In General.  Either party shall have the right to designate in writing served as above provided a different address to which notice is to be mailed.  The foregoing shall in no event prohibit notice from being given as provided in the Colorado Rules of Civil Procedure.

22. RULES AND REGULATIONS.  The rules and regulations attached as Exhibit “B” (“Rules and Regulations”) are hereby made a part of this Lease, and Tenant agrees that Tenant’s employees and agents, or any others permitted by Tenant to occupy or enter the Premises, shall at all times abide by them.  Tenant agrees that Landlord may amend, modify, delete, or add to the Rules and Regulations of the use and care of the Premises and the Building and Common Areas, and agrees to comply with all such Rules and Regulations as amended, upon notice to Tenant from Landlord thereof.  If any Rules and Regulations are breached by Tenant or its employees, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant.  Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce Rules and Regulations, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

23. LIMITATION OF LANDLORD’S LIABILITY.  Notwithstanding anything to the contrary contained herein, none of the officers, directors, members, managers, shareholders, or partners (including any trustees or beneficiaries of trusts which are partners) of Landlord shall have any individual or personal liability for the performance or observance of Landlord’s responsibilities and covenants hereunder.  Notwithstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited to its interest in the Building and no other real, personal or other property of Landlord or of the partners comprising Landlord, or of the officers, shareholders, directors, partners, or principals of such partners comprising Landlord shall be subject to levy, attachment, or execution, or otherwise sued to satisfy any judgment.  Tenant hereby waives any right to satisfy a judgment against Landlord except from Landlord’s interest in the Building of which the Premises are a part.

24. PARKING.

24.1 General.  The locations and type of Parking Spaces shall be designated by Landlord or Landlord’s parking operator from time to time.  Tenant acknowledges and agrees that the Parking Spaces in the Parking Garage may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use the Parking Spaces for vehicles larger than the striped size of the Parking Spaces.  All vehicles using Tenant’s Parking Spaces shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time.  Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord’s parking operator, including a requirement that Tenant pay to Landlord or Landlord’s parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant’s parking privileges.  Landlord’s parking rules and regulations as of the date hereof are set forth on Exhibit “C” attached hereto.  Tenant shall not allow any vehicles using Tenant’s parking privileges to be parked, loaded or unloaded except in accordance with this Section 24, including in the areas and in the manner designated by Landlord or its parking operator for such activities.  If any vehicle is using the parking or loading areas contrary to any provision of this Section 24, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.  If and only if Landlord determines that additional spaces are available from time to time, Tenant shall have the right to use such spaces at the Prevailing Rates on a month-to-month basis.  If from time to time Tenant requests and Landlord agrees to mark any of the Parking Spaces as reserved for Tenant’s use, Landlord shall have no obligation for unauthorized use of such reserved spaces, nor shall Landlord be required to police or patrol such spaces.  Tenant shall have no right to sublet, assign, or otherwise transfer its right to use the Parking Spaces.  All of the payments and charges provided in Section 1.8 above and this Section 24 shall be collectable as Rent under this Lease.

24.2 Failure to Provide Parking Spaces.  If, for any reason, Landlord fails or is unable to provide all or any portion of the Parking Spaces to Tenant or if Tenant is not permitted to utilize all or any portion of such Parking Spaces at any time during the Lease Term or any extension or renewal thereof, such fact shall not be a default by Landlord under this Lease, either in whole or in part, but Tenant’s obligation to pay rent for any Parking Space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space, and this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord’s failure or inability to provide Tenant with such Parking Spaces.

25. BROKERAGE.  Tenant represents and warrants to Landlord that it has dealt only with Inverness Properties, LLC (“Tenant’s Broker”), as Tenant’s exclusive agent, and Cassidy Turley Fuller Real Estate (“Landlord’s Broker,” and together with Tenant’s Broker, collectively, the “Brokers”), as Landlord’s exclusive agent, in the negotiation of this Lease.  Landlord shall make payment of the brokerage fee due to the Brokers pursuant to and in accordance with a separate agreement with the Brokers.  Tenant hereby agrees to indemnify and hold the Indemnitees harmless of and from any and all damages, losses, costs or expenses (including without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease.

26. GENERAL PROVISIONS.

26.1 Landlord’s Obligations on Sale of Building.  “Landlord” as used in this Lease shall mean and include only the owner or owners of the Building at the time in question, and in the event of any transfer or transfers of the title, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then owner of the Building) shall be automatically released from and after the date of such transfer or conveyance of all liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, however, that any funds held by Landlord or the then owner at the time of such transfer in which Tenant has an interest shall be turned over or otherwise credited to the grantee, and any amount then due and payable to Tenant by Landlord or the then  owner under any provisions of this Lease shall be paid to Tenant.

26.2 Merger.  The termination or cancellation of this Lease shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

26.3 Independent Covenants.  The covenants in this Lease are independent and not dependent, and Tenant shall not be entitled to any setoff against rent or other amounts owing hereunder if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall not impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any Mortgagee and an opportunity granted to Landlord and Mortgagee to correct such violation if required by Section 16.7.

26.4 Severability.  If any provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Lease Term, it is the intention of the parties that the remainder of this Lease shall not be affected and that in lieu of each provision of this Lease that is illegal, invalid, or unenforceable, there shall be added as a part of this Lease a provision as similar to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

26.5 Headings.  The captions to this Lease are added as a convenience and have no legal significance.

26.6 Binding Effect.  Except as otherwise specifically set forth in this Lease, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns.  The terms, provisions, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.

26.7 Joint Obligations.  If more than one entity or person comprises the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

26.8 Tenant Authority.  Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document or opinion of counsel to that effect if the person signing is not the president or vice present or if the signature is not attested to by a secretary or assistant secretary of the corporation.

26.9 No Accord and Satisfaction.  Nothing done by Landlord or Landlord’s agents during the Lease Term, including without limitation any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord unless agreed to by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act.  The delivery of keys to Landlord or Landlord’s agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and all other amounts owing as herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other amounts.  No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy available to Landlord.

26.10 Landlord’s Reserved Rights.  Landlord shall have the right at any time to change the name of the Building, to increase the size of the Building and/or Common Areas by adding additional real property thereto, to construct other buildings or improvements on any portion of the Building and/or Common Areas or to change the location and/or character of, or to make alterations of or additions to the Building and/or Common Areas.  In the event any such additional buildings are constructed or Landlord increases the size of the Building and/or Common Areas, Landlord and Tenant shall execute an amendment to the Lease which incorporates such modifications, additions and adjustments to Tenant’s Pro Rata Share, if necessary.  Tenant shall not use the name and/or mark “304 Inverness Way,” or other mark, name or logo belonging to Landlord, alone or in conjunction with any words or symbols as a trade name, corporate name, trade mark, service mark or in another similar manner, without a prior written agreement from Landlord, or its successor-in-interest.

26.11 Force Majeure.  Any obligation of the Landlord hereunder which is delayed or not performed due to acts of God, strike, riot, war, weather, failure to obtain labor and materials at a reasonable cost, or any other reason beyond the control of the Landlord (collectively, “Force Majeure”), shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

26.12 No Light or Air Easements.  Tenant agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations.

26.13 Quiet Enjoyment.  So long as Tenant complies with the provisions hereof, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Lease Term without hindrance by Landlord or persons lawfully claiming by, through or under Landlord.

26.14 Landlord’s Consent.  Whenever the Lease provides for Landlord to consent or approve any action or documents, it is understood and agreed that such consent or approval shall be in Landlord’s sole and absolute discretion, except where specifically provided that such consent or approval shall not be unreasonably withheld.

26.15 Time of Essence.  Time is of the essence hereof.

26.16 No Representations or Warranties.  Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or employees, except as are specifically stated herein, and no amendment or modification of this Lease shall be valid or binding unless in writing and signed by the parties.

26.17 No Recordation.  Tenant shall not record this Lease.

26.18 Governing Law; No Jury Trial; Venue; Jurisdiction.  This Lease shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws principles.  Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Building is located, and agrees and consents to personal jurisdiction of the courts of the State of Colorado, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law.  No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived.  It is the intention of the parties that these provisions shall be subject to no exceptions.  By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial.  No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances.

26.19 Counterparts.  This Lease may be executed in two or more duplicate originals.  Each duplicate original shall be deemed to be an original hereof, and it shall not be necessary for a party hereto to produce more than one such original as evidence hereof.

26.20 Submission; No Option.  Submission of this Lease for examination or signature by Tenant does not constitute a commitment or option for Lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

26.21 Survival.  The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of this Lease.

26.22 Exhibits, Riders & Addenda.  The exhibits, riders and addenda set forth below shall be deemed to be a part of this Lease and hereby incorporated herein:

EXHIBIT “A”	—	DEPICTION OF THE PREMISES
EXHIBIT “B”	—	RULES AND REGULATIONS
EXHIBIT “C”	—	PARKING RULES AND REGULATIONS
RIDER “1”	—	ADDITIONAL PROVISIONS

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

304 INVERNESS WAY LLC,
a Delaware limited liability company,

By:           304 Investors, LLC,
a Colorado limited liability company,
its Operating Member

By: ______________________
Name:  David H. Naus
Title: Manager

TENANT:

TEXAS RARE EARTH RESOURCES CORP,
a Nevada corporation

By:           _______________________________________
Name:      _______________________________________
Title:        _______________________________________

EXHIBIT “A”

DEPICTION OF THE PREMISES

[attached]

[NOTE – Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

EXHIBIT “B”

RULES AND REGULATIONS

1. The sidewalks, entries, passages, corridors, stairways, and elevators of the Building and/or Common Areas shall not be obstructed by Tenant, or Tenant’s agents or employees, or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access above the first floor may be obtained only via the elevators in the lobby of the Building.

2. Furniture, equipment, or supplies will be moved in or out of the Building for premises above the first floor only upon the elevator designated by Landlord and then only during such hours and in such manner as may be reasonably prescribed by Landlord.  The Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the loading facilities and elevator designated by Landlord.  In the event Tenant’s movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair the damage.

3. No safe or article, the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or damage to the Building or the Building’s equipment, shall be moved into the Premises.  Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord shall have the right to designate the location of such articles in the Premises.

4. Except as expressly set forth in the Lease (if at all), no sign, advertisement, or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord in writing, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building.  No furniture shall be placed in front of the Building or in any lobby or corridor of the Building (whether included wholly within the Premises or otherwise), without the prior written consent of Landlord.  Should Tenant fail to remove all non-permitted signs and furniture within 30 days following receipt of notice from Landlord regarding removal thereof, Landlord shall have the right to remove all non-permitted signs and furniture, without further notice to Tenant, at the expense of Tenant.

5. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on personal property kept therein, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

6. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises without the prior written consent of Landlord.  Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant’s furniture or equipment by the janitor or any of the janitor’s staff, or by any other person or persons whomsoever.  The janitor of the Building may at all times keep a passkey and other agents of Landlord shall at all times be allowed admittance to the Premises.

7. Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended, and any damage resulting to them from misuse on the part of Tenant or Tenant’s agents or employees shall be paid for by Tenant.  No person shall waste water by tying back or wedging the faucets or in any other manner.

8. No animals, other than those providing assistance to disabled individuals, shall be allowed in the offices, halls, corridors, and elevators in the Building.  No person shall disturb the tenants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

9. Bicycles or other vehicles, other than those providing assistance to disabled individuals, shall not be permitted in the offices, halls, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building be permitted.

10. Tenant shall not allow anything to be placed on the outside of the Building nor shall anything be thrown by Tenant, Tenant’s agents or employees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts of shafts of the Building.  Tenant, except in case of fire or other emergency, shall not open any outside window.

11. No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained.  Two keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord, and neither Tenant nor Tenant’s agents or employees shall have any duplicate keys made.  Landlord shall supply Tenant with such additional keys as Tenant may require at Tenant’s sole cost and expense.  At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

12. No window shades, blinds, screens, draperies, or other window coverings will be attached or detached by Tenant without Landlord’s prior written consent.  Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform curtains, draperies, and linings or blinds at all windows and hallways.

13. If Tenant desires telegraphic, telephonic, or other electric connections as part of any Tenant Alterations, Landlord or Landlord’s agents will direct the electricians as to where and how the wires may be introduced.  Without such directions, no boring or cutting for wires will be permitted.  Any such installation and connection shall be made at Tenant’s expense.

14. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises.  The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Building.

15. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours; should Tenant desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working hours, Tenant shall pay for the extra cost thereof.

16. Except for the hanging or installation of customary office décor or as otherwise permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building, and any defacement, damage, or injury caused by Tenant, Tenant’s agents or employees, shall be paid for by Tenant.

17. No smoking, of any kind, is permitted in any portion of the Premises.

[The remainder of this page intentionally left blank]

EXHIBIT “C”

PARKING RULES AND REGULATIONS

1.           Provided Tenant is not in default under the Lease and has not violated the rules and regulations set forth in this Exhibit “C” and any attachment hereto, as amended or supplemented in any fashion by Landlord from time to time in its sole and absolute discretion (the “Parking Rules”), then during the Lease Term, Tenant and its employees and business invitees visiting or conducting business at the Premises shall be entitled, on a non-exclusive and non-reserved basis, to the use within the Parking Garage (excluding, however, those areas thereof designated by Landlord from time to time for the exclusive use of certain occupants of the Building or for no parking) of that number of parking spaces which is set forth under Section 1.8 of the Lease.  Without limiting the generality of the foregoing, Landlord reserves the right to designate all surface parking areas and all covered parking areas within the Business Park (excluding only Tenant’s reserved parking stalls) as reserved parking stalls for other occupants of the Building.  Tenant agrees that, except as specifically provided to the contrary in the Lease, Landlord may from time to time and at any time impose charges for parking at or about the Building.  All of the payments and charges provided in this Exhibit “C” shall be collectable as Rent under the Lease.

2.           Tenant and its employees and business invitees shall not park any vehicle in any stall designated for the exclusive use of any other person and Tenant further agrees to employ reasonable measures to assure that its employees do not park in any such stall.  Tenant shall furnish Landlord with a list of its and its employees’ vehicle license numbers within fifteen (15) days after the Lease Commencement Date and thereafter notify Landlord of any change in such list within five (5) days after such change occurs.  Tenant agrees to assume responsibility for compliance by its employees with all Parking Rules and for all losses (including the loss of parking entrance key-cards, if any) and other damages caused by Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees occurring during or relating to any use of the Building’s parking facilities.  In addition to all other remedies available to Landlord under the Lease, at law or in equity, in the event any of Tenant’s employees park in violation of the Parking Rules, Landlord may charge Tenant a “violation fee” therefor set by Landlord from time to time.  Landlord’s current violation fee is Thirty Dollars ($30) per automobile for each day or partial day each such vehicle is so parked in violation of the Parking Rules.  Tenant hereby authorizes Landlord to tow away from the Building or attach violation stickers, devices or notices to any vehicle belonging to Tenant or its employees which Landlord in good faith determines is parked in violation of the Parking Rules.  All costs of any such towing or violation device and all applicable violation fees shall be payable by Tenant immediately upon demand by Landlord and, at Landlord’s option, such payment may be required prior to the release of the towed vehicle to its owner.

3.           A condition of any parking shall be compliance by the vehicle operator with all Parking Rules, including displaying any sticker or complying with any other identification system from time to time established by Landlord.  Landlord expressly reserves the right to refuse to permit any person or vehicle in violation of the Parking Rules to enter or remain in the parking areas of the Building and to demand return therefrom of all parking stickers or other identification supplied by Landlord and Tenant hereby agrees to assist Landlord in enforcing all Parking Rules.

4.           In the event any surcharge, regulatory fee or parking tax is at any time (even at a time when no parking charges are otherwise due under Paragraph 1 above) imposed by any governmental authority, Tenant shall pay all such amounts applicable to Tenant’s parking privileges hereunder to Landlord either in advance on the first day of each calendar month concurrently with its monthly Rent installments or as otherwise billed from time to time by Landlord.

5.           All parking privileges hereunder are personal to Tenant and, accordingly, in the event Tenant assigns or sublets all or any portion of the Premises, all of the same shall be reduced proportionately based on the rentable area so assigned or sublet and any assignee or subtenant of Tenant shall receive only then prevailing parking privileges at the full then Prevailing Rates therefor.

[current parking rules attached]

CURRENT PARKING RULES

1.           Cars must be parked entirely within painted stall lines.

2.           All directional signs and arrows must be observed.

3.           All posted speed limits for the parking areas shall be observed.  If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

4.           Parking is prohibited:

(a) in areas not striped for parking;
(b) in aisles;
(c) where “no parking” signs are posted;
(d) on ramps;
(e) in cross-hatched areas; and
(f) in such other areas as may be designated by Landlord.

5.            Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.

6.
Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord.  Such parking identification device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Devices are not transferable and any device may not be obliterated.  Devices are not transferable and any device in the possession of an unauthorized holder will be void.  There will be a replacement charge payable by the parker and such parker’s appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

7.	Every parker is required to park and lock his or her own car. All responsibility for damage to cars or persons is assumed by the parker.

8.
Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filed by the parker at that time.  Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

9.
Parking spaces are for the express purpose of parking one automobile per space.  Washing, waxing, cleaning or servicing of any vehicle by the parker and/or such person’s agents is prohibited.  The parking areas shall not be used for overnight or other storage for vehicles of any type, provided however, during the initial Term Tenant may from time to time park one (1) company automobile overnight.

10.
Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant’s agents or representatives who willfully refuse to comply with the Parking Rules and/or all applicable governmental ordinances, laws or agreements.

11.	Tenant shall acquaint its employees and visitors with the Parking Rules, as they may be in effect from time to time.

12.
Any monthly rate for rental of a parking space shall be paid one month in advance prior to the first day of such month.  Failure to do so will automatically cancel parking privileges, and a charge of the prevailing daily rate will be due.  No deductions or allowances from the monthly rate will be made for days a parker does not use the parking facilities.

13.
Each parker shall pay a reasonable deposit for any parking card issued to such person.  Such deposit shall be paid at the time the parking card is issued and shall be forfeited if the parking card is lost.  Such deposit shall be returned without interest, at the time such person ceases to utilize the parking facilities, upon surrender of the parking card.  A reasonable replacement charge shall be paid to replace a lost card and an amount in excess of the initial deposit may be charged as the replacement fee.

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RIDER 1

ADDITIONAL PROVISIONS

THIS RIDER 1 TO LEASE (this “Rider 1”) is attached to and made a part of that certain Lease Agreement dated as of May 5, 2011 (the “Lease”), by and between 304 INVERNESS WAY LLC, a Delaware limited liability company (“Landlord”), and TEXAS RARE EARTH RESOURCES CORP, a Nevada corporation (“Tenant”), for the Premises described in the Lease.

27. RIDER 1.  Capitalized terms used in this Rider 1 shall have the meanings set forth in the Lease, except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation.  This Rider 1 forms a part of the Lease.  Should any inconsistency arise between this Rider 1 and any other provision of the Lease as to the specific matters which are the subject of this Rider 1, the terms and conditions of this Rider 1 shall control.  All of the rights, options and concessions set forth in this Rider 1, if any, are personal to the Tenant first named above (“Original Tenant”), and may only be exercised and/or utilized by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant’s interest in the Lease).  All references to “Tenant” in this Rider 1 shall mean Original Tenant only.  Time is of the essence of this Rider 1.

28. ABATED RENT PERIOD.  Tenant’s obligation to pay Base Rent and Operating Expenses for the Premises shall be abated during the first three (3) months of the Lease Term, commencing as of June 1, 2011 and ending on and including August 30, 2011 (the “Abated Rent Period”).  Such abatement shall apply to Base Rent and Operating Expenses (including Base Operating Expenses and increases thereto) payable under the Lease during the Abated Rent Period.  Base Rent and Operating Expenses for any calendar month in which the Abated Rent Period expires shall be prorated based upon a thirty (30) day month, and all such Base Rent and Operating Expenses shall be due and payable for the actual days that elapse during the remainder of the month in which the Abated Rent Period expires.  The abatement of Base Rent and Operating Expenses set forth in this Rider 1 is expressly conditioned on Tenant’s performance of all of its obligations and responsibilities under the Lease throughout the Lease Term, and the amount of the abated Base Rent and Operating Expenses is based in part on the amount of Base Rent due under the Lease for the Lease Term.  Accordingly, if Tenant breaches the Lease at any time during the Lease Term and such breach is not cured within the applicable cure period, then the amount of Rent which would otherwise have been due and payable during the Abated Rent Period (based upon the monthly Rent due during the month immediately following the Abated Rent Period) shall immediately become due and payable by Tenant as additional rent.  The payment by Tenant of all abated Rent shall not limit or affect any of Landlord’s other rights and remedies under the Lease, or at law or in equity.

29. LANDLORD'S WORK.

29.1 Landlord’s Work.  Subject to the terms and conditions of this Section 29, Landlord shall, at Landlord’s sole cost and expense, complete the following work in the Premises (collectively, “Landlord’s Work”):

(a) Re-carpet the Premises; and

(b) Paint the Premises.

29.2 Building Standard.  Landlord’s Work shall be done with such minor variations as Landlord may deem advisable, so long as such variations will not materially interfere with the permitted use of the Premises.  In order to insure the consistent quality and appearance of the Building, the style, color and items to be used in the construction and installation of Landlord’s Work shall be made in Landlord’s sole discretion; provided, however, Tenant shall have the right to select the paint color from building standard selections.

29.3 Landlord’s Entry Rights.  To the extent that preparation for and performance of Landlord’s Work requires access, work or construction within or through the Premises, Landlord and Landlord’s representative and contractors shall have the right to enter the Premises at all times to perform such work, and Tenant agrees that such entry and work shall not constitute an eviction of Tenant in whole or in part and that all Rent due and payable by Tenant under the Lease shall in no way be abated or reduced by reason of inconvenience, annoyance, disturbance or injury to business of Tenant due to such access, work, construction or otherwise.  Tenant shall cooperate with Landlord and Landlord’s contractors to allow such work and shall move Tenant’s trade fixtures, furnishings and equipment as requested by Landlord or Landlord’s contractors.

29.4 Limitations.  Notwithstanding anything in the Lease to the contrary, Landlord shall have no obligation to perform or complete all or any portion of Landlord’s Work so long as an Event of Default is continuing under the Lease.

30. PERMITTED TRANSFER.

30.1 Permitted Transfer.  Notwithstanding anything in Section 11 of the Lease to the contrary, and provided there is no uncured Event of Default under the Lease, Tenant shall have the right, without the prior written consent of Landlord, to (a) assign the Lease to an Affiliate (as defined below), to an entity created by merger, reorganization or recapitalization of or with Tenant, or to a purchaser of all or substantially all of Tenant’s assets or (b) sublease the Premises or any part thereof to an Affiliate (each, a “Permitted Transfer”); provided, however, that (i) such Permitted Transfer is for a valid business purpose and not to avoid any obligations under the Lease, (ii) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with GAAP) at least equal to the aggregate net worth (as so computed) of Tenant immediately prior to such assignment or on the Effective Date, whichever is greater, (iii) no later than fifteen (15) days prior to the effective date of the Permitted Transfer, Tenant shall give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case, (iv) no later than fifteen (15) days after the effective date of the Permitted Transfer, the assignee or sublessee shall provide the documentation required pursuant to Section 11.5 of the Lease, and (v) within ten (10) days after Landlord’s written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is to an Affiliate or is otherwise in accordance with the terms and conditions of this Rider 1.  Tenant shall not have the right to perform a Permitted Transfer, if, as of the date of the effective date of the Permitted Transfer, an Event of Default is then continuing.

30.2 Definitions.  In addition to the terms elsewhere defined in the Lease, the following terms shall have the following meanings with respect to the provisions of the Lease:

(a) “Affiliate” shall mean any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

(b) “control” means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person.

(c) “Person” means an individual, partnership, trust, corporation, firm or other entity.

30.3 No Recapture or Excess Rent Rights.  Landlord acknowledges and agrees that the terms and conditions of Sections 11.2 and 11.3 shall not apply to any Permitted Transfer.

31. DIRECTORY BOARD AND SUITE-ENTRY SIGNAGE.

31.1 Directory Board Signage.  Landlord shall provide directory board signage on the Building directory board (the “Directory Board”) located in the lobby of the Building.  Tenant shall be entitled to have its name located on the Directory Board (“Tenant’s Directory Board Signage”).  The Directory Board may be static or electronic.

31.2 Suite-Entry Signage.  Landlord shall install suite-entry signage at or around the entrance to the Premises, or in the common area elevator lobby of the floor on which the Premises are located (“Tenant’s Suite-Entry Signage”).

31.3 Building Standard.  In order to insure the consistent quality and appearance of the Building, the style, color and items to be used in the construction and installation of Tenant’s Directory Board Signage and Tenant’s Suite-Entry Signage shall be made in Landlord’s sole discretion.

31.4 Revisions.  Any necessary revision to Tenant’s Directory Board Signage or Tenant’s Suite-Entry Signage will be made by Landlord, at Tenant’s sole cost and expense, within a reasonable time after written notice from Tenant of the change making the revision necessary.

32. STORAGE SPACE.

32.1 Option.  Tenant shall, subject to the terms and conditions of this Rider 1, have the right to license certain storage space, consisting of approximately 120 rentable square feet of space on the terrace level of the Building (the “Storage Space”).

32.2 Term.  The term of Tenant’s license (the “Storage Space Term”) shall commence on the date the Storage Space becomes available to Tenant (the “Storage Commencement Date”) and shall continue for so long as Tenant uses the Storage Space.

32.3 Storage Fee.  Beginning on the Storage Commencement Date, and continuing throughout the Storage Space Term, Tenant shall pay a storage fee (the “Storage Fee”) for the Storage Space, accruing on and after the Storage Commencement Date and monthly thereafter, as the Storage Fee for the Storage Space Term, as follows:

Months of the Storage Space Term	Annual Rate per Rentable Square Foot	Annual Storage Fee	Monthly Installment of Storage Fee
1 – 36	$10.00	$1,200.00	$100.00

32.4 Covenant to Pay the Storage Fee.  The Storage Fee shall be payable as and when Base Rent is payable.  Notwithstanding anything in this Rider 1 to the contrary, the Storage Space shall not be included in the rentable area of the Premises for purposes of calculating Tenant’s Pro Rata Share of Operating Expenses.

32.5 Use.  Tenant shall use the Storage Space only for purposes of storing equipment, inventory or other items normally used in Tenant’s business.  Tenant’s use of the Storage Space shall comply with all of the terms and conditions of the Lease.

32.6 Maintenance and Surrender of the Storage Space.  Upon the expiration or earlier termination of the Storage Space Term, Tenant shall surrender possession and vacate the Storage Space to Landlord in good condition and repair, ordinary wear and tear excepted.  During the Storage Space Term, Tenant shall be responsible, at Tenant’s sole cost and expense, for the performance of all maintenance, repairs and replacements necessary for surrender of the Storage Space in the condition set forth in this Rider 1.

32.7 Relocation.  At any time during the Storage Space Term, Landlord shall have the right, upon 30 days prior written notice to Tenant, to substitute other space within the Building for the Storage Space (the “Substituted Storage Space”).  Landlord shall pay the actual and reasonable expenses of physically moving Tenant’s property to the Substituted Storage Space.

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